SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                      20549





                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 4, 1995


                  BRUNNER COMPANIES INCOME PROPERTIES L.P. III
             (Exact name of registrant as specified in its charter)


              DELAWARE                 0-18419               31-1266850
   (State or other jurisdiction of   (Commission          (I.R.S. Employer
   incorporation or organization)   File Number)           Identification
                                                               Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina  29602
                     (Address of Principal Executive Office)


        Registrant's telephone number, including area code (864) 239-1000






Item 2.  Acquisition or Disposition of Assets

   On December 4, 1995, Aetna Life Insurance Company, the lender, foreclosed on Bay Village Shopping Center, located in Conway, South Carolina. The $5,300,000 mortgage matured January 1, 1994, and had been in default since that date. The lender granted forebearances through June 30, 1994, while refinancing discussions continued between the Partnership and the lender. These discussions did not ultimately produce an agreement to either refinance or sell the property and the lender foreclosed on the property. In the General Partner's opinion, it was not in the Partnership's best interests to contest the foreclosure action or file bankruptcy. The Partnership recorded a valuation adjustment of approximately $182,000 to increase the net book value of the Bay Village assets to estimated net realizable value and a loss on the foreclosure of approximately $166,000.


Item 7.  Financial Statements and Exhibits

(a)   Pro forma financial information

   Bay Village Shopping Center was foreclosed on by Aetna Life Insurance Company on December 4, 1995. The following unaudited condensed balance sheet of the Partnership assumes the property had been disposed of at September 30, 1995.

                                         Pro Forma Balance Sheet
                                                (Unaudited)

                            September 30,                       September 30,
                                 1995         Pro Forma             1995
                             As Reported     Adjustments          Pro Forma
 Cash                        $   668,187   $    (16,239)  (1)     $  651,948
 Other assets                    599,791       (164,805)  (1)        434,986
 Land                          2,336,469       (811,022)  (1)      1,525,447
 Buildings & related
    personal property, net    14,628,158     (4,360,591)  (1)     10,267,567

                             $18,232,605    $(5,352,657)         $12,879,948

 Accrued liabilities         $   140,475    $   (88,174)  (1)    $    52,301
 Mortgage notes payable       17,448,552     (5,300,000)  (1)     12,148,552

 Total liabilities            17,589,027     (5,388,174)          12,200,853

 Partners' capital               643,578         35,517              679,095

 Total liabilities and
    partner's capital        $18,232,605    $(5,352,657)         $12,879,948


(1) Represents pro forma adjustments to reflect the disposition of assets and settlement of applicable liabilities related to the foreclosure of Bay Village Shopping Center.



   The following pro forma statements of loss assume Bay Village Shopping Center had been foreclosed on as of September 30, 1995, and December 31, 1994, respectively. The pro forma statements of loss do not reflect the loss realized from the foreclosure.


                                                            Pro Forma Statements of Loss
                                                                      (Unaudited)

                                          For the nine months ended                   For the year ended
                                             September 30, 1995                        December 31, 1994
                                                      (2)                                     (2)
                                     As Reported   Adjustments    Pro Forma  As Reported  Adjustments    Pro Forma
 Total revenues                      $ 1,654,496   $  (473,868) $ 1,180,628  $ 2,899,167   $ (633,019) $ 2,266,148

 Operating expenses                      146,452       (34,447)     112,005      321,590      (51,021)     270,569
 General & administrative                 85,794        (6,138)      79,656      122,230       (8,184)     114,046
 Property management fees                 52,696       (15,530)      37,166       87,196      (22,865)      64,331
 Depreciation & Amortization             458,018      (130,925)     327,093      824,013     (180,906)     643,107
 Interest                              1,223,298      (367,688)     855,610    2,303,397     (490,250)   1,813,147
 Property taxes                          121,022       (41,503)      79,519      219,079      (53,592)     165,487
 Write-down of property                  414,859             0      414,859      696,805     (195,135)     501,670
 Tenant reimbursements                  (204,121)       63,064     (141,057)    (326,169)      75,736     (250,433)
      Total expenses                   2,298,018      (533,167)   1,764,851    4,248,141     (926,217)   3,321,924

 Gain on foreclosure                     844,287             0      844,287            0            0            0

 Net income (loss)                   $   200,765   $    59,299  $   260,064  $(1,348,974)  $  293,198  $(1,055,776)

 Net income (loss) allocated to
    general partner (1%)             $     2,008   $       593  $     2,601  $   (13,490)  $    2,932  $   (10,558)

 Net income (loss) allocated to
    limited partner (98.01%)             196,770        58,119      254,889   (1,322,129)     287,363   (1,034,766)

 Net income (loss) allocated to
    limited partner (.99%)                 1,987           587        2,574      (13,355)       2,903      (10,452)

                                     $   200,765   $    59,299  $   260,064  $(1,348,974)  $  293,198  $(1,055,776)

 Net income (loss) per Class A
    partnership unit                 $      0.23   $      0.07  $      0.30  $     (1.55)  $     0.33  $     (1.22)

 Weighted average
    number of units                      850,900                    850,900      850,900                   850,900


(2)        Represents pro forma adjustments to remove Bay Village Shopping Center revenues and expenses to reflect the foreclosure.


   Certain reclassifications have been made to the 1994 balances to conform to the 1995 presentation.



                                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              BRUNNER COMPANIES INCOME PROPERTIES L.P. III, a Delaware limited partnership

                              By:   Brunner Management Limtied
                                    Partnership, an Ohio limited partnership,
                                    its General Partner


                              By: 104 Management, Inc., an Ohio corporation, its General Partner


                              By:   /s/ Carroll D. Vinson
                                    Carroll D. Vinson
                                    President


                              By:   /s/ Robert D. Long, Jr.
                                    Robert D. Long, Jr.
                                    Controller and Principal
                                    Accounting Officer

                              Date: December 19, 1995